UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2020
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ROSEHILL RESOURCES INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-37712	90-1184262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16200 Park Row, Suite 300
Houston, Texas, 77084
(Address of principal executive offices, including zip code)

(281) 675-3400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	ROSE	The NASDAQ Capital Market
Class A Common Stock Public Warrants	ROSEW	The NASDAQ Capital Market
Class A Common Stock Public Units	ROSEU	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☑ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Exchange Act of 1934. ☐

Item 1.01 Entry into a Material Definitive Agreement

On July 26, 2020 (the “Petition Date”), in connection with the Chapter 11 Cases (as defined below), Rosehill Resources Inc. (the “Company”) and Rosehill Operating Company, LLC (“Rosehill Operating”), its direct subsidiary, filed a motion in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) seeking Court approval of debtor-in-possession financing ( the “DIP Motion”) on the terms set forth in a contemplated Junior Convertible Secured Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”) between Rosehill Operating, as borrower, the Company, as guarantor, the lenders party thereto (the “Lenders”), and U.S. Bank National Association, as administrative agent and collateral agent for the Lenders.

The DIP Credit Agreement contemplates a junior convertible secured debtor-in-possession delayed-draw term loan facility in the aggregate principal amount of $17,500,000 (the “DIP Facility”). The Loans (as defined in the DIP Credit Agreement) under the DIP Facility will bear interest at a rate of 8.00% per annum.

The DIP Credit Agreement includes conditions precedent, representations and warranties, affirmative and negative covenants, and events of default customary for financings of this type and size.

The Obligations (as defined in the DIP Credit Agreement), will mature on the date which is the earliest of (i) 180 days after the Petition Date, (ii) the consummation of the Plan (as defined below), (iii) the consummation of any sale of all or substantially all of the equity or assets of the Company and Rosehill Operating pursuant to section 363 of Title 11 of the United States Code (the “Bankruptcy Code”) (unless done pursuant to the Plan), (iv) the date of payment in full of the Obligations in accordance with the terms of the DIP Credit Agreement or (v) the acceleration of the Loans and the termination of the Commitments (as defined in the DIP Credit Agreement) pursuant to an event of default under the DIP Credit Agreement.

Upon the consummation of the Plan, each Holder (as defined in the DIP Credit Agreement), except to the extent that such Holder agrees to a less favorable treatment, will receive its pro rata share of (i) its allocated share under the DIP Credit Agreement of 1.69% of the common equity of the reorganized Rosehill Operating (the “New Rosehill Equity”) on account of the backstop fee payable to the lenders under the DIP Credit Agreement and (ii) 24.15% of the New Rosehill Equity on account of the outstanding principal amount of Obligations under the DIP Facility.

The terms of the DIP Credit Agreement are subject to approval by the Bankruptcy Court. Accordingly, the terms of the DIP Credit Agreement are subject to change, and there can be no assurance that the DIP Credit Agreement will be consummated. The Company anticipates closing the DIP Credit Agreement promptly following approval by the Bankruptcy Court of the DIP Motion, and that $8,750,000 of the DIP Facility will be funded within three business days after the entry by the Bankruptcy Court of an order approving the DIP Facility on an interim basis, and that the remaining $8,750,000 of the DIP Facility will be funded within three business days after the entry by the Bankruptcy Court of an order approving the DIP Facility on a final basis. The foregoing description of the DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the form of DIP Credit Agreement, which is attached hereto as Exhibit 10.1.

Item 1.03 Bankruptcy or Receivership

On the Petition Date, the Company and Rosehill Operating filed voluntary petitions with the Bankruptcy Court seeking relief under Chapter 11 of the Bankruptcy Code. The Chapter 11 cases are being administered under the caption In re Rosehill Resources Inc., et al., Case No. 20-33695 (DRJ) (the “Chapter 11 Cases”). The Company and Rosehill Operating also filed with the Bankruptcy Court a prepackaged chapter 11 plan of reorganization (the “Plan”), as contemplated by that certain Restructuring Support Agreement, dated as of June 30, 2020 between the Company, Rosehill, and the Consenting Creditors thereto (the "RSA"), and a Disclosure Statement, which is attached hereto as Exhibit 99.1.

For more information regarding the RSA, please read the Company's Current Report on Form 8-K filed on July 1, 2020.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

The Chapter 11 Cases

The commencement of the Chapter 11 Case described in Item 1.03 above constitutes an event of default under the following debt instruments (the “Debt Instruments”):

•
Amended and Restated Credit Agreement, dated as of March 28, 2018, as amended, restated, supplemented or otherwise modified, among the Company, Rosehill Operating, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

•
Note Purchase Agreement, dated as of December 8, 2017, as amended, restated, supplemented or otherwise modified, among the Company, Rosehill Operating and U.S. Bank National Association, as agent, and the Holders from time to time party thereto.

As a result of the filing of the Chapter 11 Cases, all commitments under the Debt Instruments automatically terminated and all obligations of Rosehill Operating under the Debt Instruments became immediately due and payable.

Additionally, the consummation of the Plan will constitute a change of control under the Certificate of Designations (the “Series B Certificate of Designation”) for the Company’s 10.000% Series B Redeemable Preferred Stock (the “Series B Preferred Stock”). As a result, the Company would be required to redeem in cash all of the outstanding shares of Series B Preferred Stock upon the consummation of the Plan.

Any efforts to enforce such payment obligations under the Debt Instruments or the Series B Certificate of Designation are automatically stayed as a result of the Chapter 11 Cases, and the creditors’ rights of enforcement in respect of the Debt Instruments and the Series B Certificate of Designation are subject to the applicable provisions of the Bankruptcy Code.

DIP Facility

The information set forth above in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Plan and the Chapter 11 Cases, on July 24, 2020 the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) of its intention to delist and deregister its securities, including the Class A Common Stock, the Class A Common Stock Public Warrants and the Class A Common Stock Public Units (the “Listed Securities”) (the “Notice”). Pursuant to the Notice, the Company requested that the trading of the Listed Securities on Nasdaq be suspended and that the listing of the Listed Securities on Nasdaq be withdrawn. In addition, the Company requested that Nasdaq file with the SEC a notification on Form 25 to report the delisting of the Listed Securities from Nasdaq and to deregister its shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Promptly following the termination of the listing of the Listed Securities, the Company expects to file a Form 15 with the SEC to terminate the registration of the Listed Securities under the Exchange Act and to suspend its reporting obligations under Sections 12(g) and 15(d) of the Exchange Act. Following the filing of the Form 15, the Company will no longer file periodic or current reports with the SEC and, following effectiveness of the Form 15 on the 90th day after its filing, the Company will no longer be subject to obligations under the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, the Company’s executive officers, including named executive officers David L. French and R. Craig Owen, entered into amended and restated employment agreements with Rosehill Operating (the “Executive Employment Agreements”) in February of 2020, the material terms of which are described in the Company’s Definitive Proxy Statement filed with the SEC on April 20, 2020. In addition, each of Messrs. French and Owen received Cash Performance Awards (the “Performance Awards”) under the Company’s Long-Term Incentive Plan effective as of April 1, 2020, which provide for quarterly incentive payments from 0% to 125% of target award amounts upon the achievement of designated performance metrics over a nine-month performance period.

In connection with the Chapter 11 Cases and pursuant to the terms of the Plan, unless otherwise agreed to between the applicable executive, the Company and the Required Secured Noteholders (as defined in the RSA), each of Messrs. French and Owen’s employment with Rosehill Operating will be terminated effective as of the date that the Plan becomes effective (the “Effective Date”) and the Executive Employment Agreements and the Performance Awards will be rejected as of the Effective Date. In exchange for the rejection of such agreements, each of Messrs. French and Owen will receive payments consisting of the following: (1) 12 months’ base salary; (2) 12 months’ COBRA premiums; (3) an amount equal to the remaining payments under the Performance Awards assuming target achievement of applicable performance goals for each remaining quarter, (4) a to-be-determined portion of $120,000 (to be allocated among Messrs. French and Owen and two other Company executives as determined prior to the Effective Date); (5) an amount equal to 12 months’ matching contributions that such executive would have been entitled to receive under Rosehill Operating’s 401(k) plan; and (6) payment of any accrued but unused paid time off. In addition, the non-competition, non-appropriation and other restrictive covenants set forth in the Executive Agreements (other than those with respect to confidentiality and non-solicitation) will terminate as a result of the rejection of such agreements

Furthermore, to the extent requested by the reorganized Company in connection with emergence from the Chapter 11 Cases, each of Messrs. French and Owen have agreed to enter into consulting agreements to assist with transition efforts following such emergence.

Item 7.01 Regulation FD.

Press Release

On July 27, 2020, the Company issued a press release announcing the filing of the Chapter 11 Cases and its intention to delist the Listed Securities. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Additional Information on the Chapter 11 Cases

Court filings and information about the Chapter 11 Cases can be found at a website maintained by the Company’s claim agent, Epiq, at https://dm.epiq11.com/rosehill, or by calling 1-866-897-6433 (Domestic) or 1-646-282-2500 (International).

The information included in this Form 8-K under Item 7.01 and Exhibit 99.2 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 8.01 Other Events.

Cautionary Note Regarding the Company’s Class A Common Stock and Related Equity Securities

The Company cautions that trading in its securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. The Company’s Class A Common Stock, Class A Common Stock Public Warrants, and Class A Common Stock Public Units are expected to be delisted from Nasdaq on or about August 13, 2020 and will be extinguished under the Plan without any recovery.

Exhibit No.	Description
10.1
Form of Junior Convertible Secured Debtor-In-Possession Credit Agreement (Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K under the Securities Exchange Act of 1934, as amended)

99.1	Disclosure Statement for Joint Prepackaged Chapter 11 Plan of Reorganization of Rosehill Resources Inc., et al. (including the Plan)
99.2	Press release, dated July 27, 2020, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROSEHILL RESOURCES INC.

Date:	July 27, 2020	By:	/s/ R. Craig Owen
		Name:	R. Craig Owen
		Title:	Senior Vice President and Chief Financial Officer